Exhibit 1.1
Otelco Inc.
3,000,000 Income Deposit Securities
Each Representing one share of Class A Common Stock and
$7.50 Principal Amount of 13% Senior Subordinated Notes Due 2019
UNDERWRITING AGREEMENT
June ___, 2007
CIBC World Markets Corp.
UBS Securities LLC
   as Representatives of the several
   Underwriters named in Schedule I hereto
c/o CIBC World Markets Corp.
300 Madison Avenue
New York, New York 10016
Ladies and Gentlemen:
     Otelco Inc., a Delaware corporation (“Otelco” or the “Company”), proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the “Underwriters”), for whom you are acting as Representatives (the “Representatives”), an aggregate of 3,000,000 Income Deposit Securities (the “IDSs”), each representing one share of Otelco’s Class A common stock, $0.01 par value per share (the “Class A Common Stock”) and $7.50 principal amount of its 13% Senior Subordinated Notes due 2019 (the “Notes”). The respective amounts of the IDSs (the “Firm Securities”) to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 450,000 IDSs (the “Option Securities”) for the purpose of covering over-allotments in connection with the sale of the Firm Securities from the Company. The Firm Securities and the Option Securities are collectively called the “Securities.”
     Unless the context otherwise requires, references to the “Firm Securities”, the “Option Securities” and the “Securities” herein shall constitute references to the IDSs to be sold pursuant to this Agreement and to the shares of Class A Common Stock, the Notes and the Guarantees (as defined below) represented by such IDSs, provided however, where references to such terms are made in the context of the issue, sale or distribution thereof in the Qualifying Jurisdictions, such references shall only constitute references to the IDSs to be sold pursuant to this Agreement and the shares of Class A Common Stock and the Notes represented by such IDSs.

     The Notes will be issued pursuant to the indenture dated as of December 21, 2004 among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of July 3, 2006 (as so supplemented, the “Base Indenture”), and as to be further supplemented by a Second Supplemental Indenture to be dated as of the Firm Securities Closing Date (as defined below) (the “Second Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The Notes and the obligations of the Company under the Indenture are guaranteed on an unsecured senior subordinated basis by each of the Guarantors (as hereinafter defined).
     The Company and each of the Company’s subsidiaries listed on Schedule II hereto (the “Guarantors”) have prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission the (“Commission”) a Registration Statement (as hereinafter defined) on Form S 3 (No. 333-142586), including a preliminary prospectus relating to the Securities, and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus (as hereinafter defined) have heretofore been delivered by the Company to you. The term “Preliminary Prospectus” means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term “Registration Statement” as used in this Agreement means the registration statement (including all exhibits, financial schedules and all documents incorporated by reference to the Registration Statement), as amended at the time and on the date it becomes effective (the “Effective Date”), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules. If the Company has filed an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term “Prospectus” as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to and within the time limits described in Rule 424(b) of the Rules. Reference made herein to any Preliminary Prospectus, the Statutory Prospectus (as hereinafter defined) or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein, including pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus, the Statutory Prospectus, or the Prospectus, as the case may be, or thereafter, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be.
     The Company has prepared and filed a preliminary prospectus, dated May 3, 2007 and an amended and restated preliminary prospectus dated June [ ], 2007, in each case including all documents incorporated therein by reference and any amendments thereto, (each, a “Canadian Preliminary Prospectus”) with respect to the Securities in each of the provinces (other than the province of Quebec) and territories of Canada (the “Qualifying Jurisdictions”) in conformity with the requirements of applicable securities laws of each of the Qualifying Jurisdictions and the respective regulations and rules made under those securities laws together with all applicable instruments, policy statements, blanket orders and rulings of the applicable securities commission or regulatory authority (the “Canadian Securities Commissions”) in each of the Qualifying Jurisdictions (the “Canadian Securities Laws”). The term “Canadian Prospectus” as used in this Agreement means the final prospectus dated the date of this Agreement, approved, signed and certified in accordance with the Canadian Securities Laws, relating to the qualification for distribution of the Securities under the Canadian Securities Laws and, includes all documents incorporated therein by reference. The term “Canadian Supplementary Material” as used in this Agreement means any amendment to the Canadian Prospectus and any amendment or supplemental prospectus that may be filed by or on behalf of the Company under the Canadian Securities Laws relating to the qualification for distribution of the Securities in each of the Qualifying Jurisdictions.
     The Company and each of the Guarantors understand that the Underwriters propose to make a public offering of the Securities concurrently in the United States, each of the Qualifying Jurisdictions and certain other jurisdictions, as set forth in and pursuant to the Statutory Prospectus, the Prospectus and the Canadian Prospectus, as applicable, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus in the United States and each Canadian Preliminary Prospectus in the Qualifying Jurisdictions, and each Issuer Free Writing Prospectus (as hereinafter defined) and are authorized to distribute the Prospectus in the United States and the Canadian Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters) in the Qualifying Jurisdictions.
     1. Sale, Purchase, Delivery and Payment for the Securities. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:
          (a) The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $  per IDS (the “Initial Price”), the number of Firm Securities set forth opposite the name of such Underwriter under the column “Number of Firm Securities to be Purchased” on Schedule I to this Agreement, subject to adjustment in accordance with Section 8 hereof.
          (b) The Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Securities at the Initial Price. The number of Option Securities to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Securities to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Securities. Such option may be exercised only to cover over-allotments in the sales of the Firm Securities by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the second business day before the Firm Securities Closing

Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the second business day before the Firm Securities Closing Date or at least three business days before the Option Securities Closing Date (as defined below), as the case may be, setting forth the number of Option Securities to be purchased and the time and date (if other than the Firm Securities Closing Date) of such purchase.
          (c) Payment of the purchase price for, and delivery of certificates for, the Firm Securities shall be made at the offices of Dorsey & Whitney LLP, 250 Park Avenue, New York, New York 10177, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement or at such other place or such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the “Firm Securities Closing Date”). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates, for such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each date of delivery as specified in the notice from the Representatives to the Company (such time and date of delivery and payment are called the “Option Securities Closing Date”). The Firm Securities Closing Date and any Option Securities Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”
          (d) Payment shall be made to the Company by wire transfer of immediately available funds, against delivery of the respective certificates to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.
          (e) Certificates evidencing the Securities shall be registered in such names and shall be in such denominations as the Representatives shall request at least two business days before the Firm Securities Closing Date or, in the case of Option Securities, on the day of notice of exercise of the option as described in Section 1(b) and shall be delivered by or on behalf of the Company to the Representatives through the facilities of the Depository Trust Company (“DTC”) for the account of such Underwriter. The Company will cause the certificates representing the Securities to be made available for checking and packaging, at such place as is designated by the Representatives, on the full business day before the Firm Securities Closing Date (or the Option Securities Closing Date in the case of the Option Securities).
     2. Representations and Warranties of the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Firm Securities Closing Date and as of each Option Securities Closing Date (if any), as follows:
          (a) On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and each Closing Date, the Registration Statement and the Prospectus (and

any amendment thereof or supplement thereto) will comply, in all material respects, with the requirements of the Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (with respect to any preliminary prospectus, in light of the circumstances under which they were made), not misleading. If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 2(a) shall apply to statements in, or omissions from, the Registration Statement, any Preliminary Prospectus or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representatives on behalf of the several Underwriters specifically for use in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement, any Preliminary Prospectus or the Prospectus are the statements contained in the last paragraph on the cover of the Prospectus and the first (last sentence only), second (third sentence and table only), fourth, fifth, fifteenth, sixteenth and eighteenth (second sentence only) paragraphs under the caption “Underwriting” in the Prospectus (collectively, the “U.S. Prospectus Underwriter Information”).
          (b) As of their respective dates, the information and statements contained in each Canadian Preliminary Prospectus and the Canadian Prospectus are or will be, as applicable, true and correct in all material respects and contain no misrepresentation (as defined in applicable Canadian Securities Laws), and constitute or will constitute, as applicable, full, true and plain disclosure of all material facts relating to the Securities as required by the Canadian Securities Laws. Each Canadian Preliminary Prospectus and the Canadian Prospectus as of their respective dates complies or will comply, as applicable, in all material respects, with the Canadian Securities Laws. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 2(b) shall apply to statements in, or omissions from, a Canadian Preliminary Prospectus or the Canadian Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representatives on behalf of the several Underwriters for use in each Canadian Preliminary Prospectus or the Canadian Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representatives on behalf of the several Underwriters for use in each Canadian Preliminary Prospectus or the Canadian Prospectus, and with the securities regulatory authority in each of the Qualifying Jurisdictions as part of the Canadian Prospectus are the statements contained in the sixth paragraph, seventh paragraph (first sentence only) and last paragraph on the cover of the Canadian Prospectus and the first (second and last sentence only), second (third sentence and table only), third (second and last sentence only), fourth, fifth, sixth (last sentence only), eleventh (fifth sentence of the second bullet point only), fifteenth, sixteenth, seventeenth, eighteenth and nineteenth (first sentence only) paragraphs under the caption “Underwriting” in the Canadian Prospectus (the “Canadian Prospectus Underwriter Information” and, together with the U.S. Prospectus Underwriter Information, the “Underwriter Information”).
          (c) Each Canadian Supplementary Material, if any, together with the Canadian Prospectus, as applicable, will contain, as of its date, information and statements that are true and correct in all material respects and contain no misrepresentation (as defined in applicable Canadian Securities Laws), and will constitute full, true and plain disclosure of all material facts relating to the Securities as required by the Canadian Securities Laws. The Canadian Supplementary Material as of its date will comply, in all material respects, with the Canadian Securities Laws.
          (d) As of the Applicable Time (as hereinafter defined), the Issuer Free Writing Prospectus(es) (as hereinafter defined) issued at or prior to the Applicable Time, the Statutory Prospectus (as hereinafter defined) and the information set forth on Schedule III hereto, all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions in the General Disclosure Package made in reliance upon and in conformity with the Underwriter Information.
Each Issuer Free Writing Prospectus, including any electronic road show (including without limitation any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act) (each, a “Road Show”) (i) is identified in Schedule V hereto and (iii) complied when issued, and complies, in all material respects with the requirements of the Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder.
As used in this Section and elsewhere in this Agreement:
“Applicable Time” means [6]:00 [p]m (Eastern time) on the date of this Underwriting Agreement.
“Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Securities that is included in the Registration Statement immediately prior to the Applicable Time, including any document incorporated by reference therein.
“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities, including, without limitation, each Road Show.
          (e) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus”, as defined in Rule 405 under the Rules, has been issued by the Commission and no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of any Preliminary Prospectus and/or the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b). Any material required to be filed by the Company pursuant to Rule 433(d) of the Rules has been or will be made in the manner and within the time period required by such Rules.
          (f) The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
          (g) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified, the Statutory Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus, or included or would include an untrue statement of a material fact, or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon or in conformity with the Underwriter Information.

          (h) The consolidated financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement, the Statutory Prospectus, Prospectus and the Canadian Prospectus present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with (i) the Commission as part of the Registration Statement and (ii) the Canadian Securities Commission as part of the Canadian Prospectus, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. The summary and selected financial data included in the Statutory Prospectus, Prospectus and Canadian Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus and the Canadian Prospectus and other financial information.
          (i) BDO Seidman LLP (the “Auditor”) whose reports are filed with the Commission as a part of the Registration Statement and with the Canadian Securities Commission as part of the Canadian Prospectus, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act and the Rules and are independent with respect to the Company within the meaning of the applicable Canadian Securities Laws.
          (j) The Company and each of its subsidiaries, including each entity (corporation, partnership, joint venture, association or other business organization) controlled directly or indirectly by the Company (each, a “subsidiary”), is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization and each such entity has all requisite power and authority to carry on its business as is currently being conducted as described in the Statutory Prospectus, the Prospectus and the Canadian Prospectus, and to own, lease and operate its properties. All of the issued shares of capital stock of, or other ownership interests in, each subsidiary have been duly and validly authorized and issued and are fully paid and non assessable and are owned, directly or indirectly, by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever. The Company and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate could not reasonably be expected to have a material adverse effect on the assets, properties, financial condition or in the results of operations or business affairs of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The Company does not own, lease or license any asset or property or conduct any business outside the United States of America.
          (k) The Company and each of its subsidiaries has all requisite corporate, limited liability company or other power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, including all certificates, authorizations, permits and licenses relating to the telecommunications industry and all rights, licenses, approvals, quotas, permits, entitlements and privileges of whatever nature necessary for the Company and its subsidiaries to conduct their business as described in the Registration Statement (collectively, the “Permits”), except where the lack of such Permits, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries has fulfilled and performed in all material respects all its material obligations with respect to such Permits and, to the knowledge of the Company, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company or any subsidiary thereunder. Except as may be required under the Securities Act, Canadian Securities Laws and state and foreign Blue Sky laws and except as have already been obtained, no other Permits are required to enter into, deliver and perform this Agreement, the Second Supplemental Indenture, Notes, the Guarantees and to issue and sell the Securities.
          (l) (i) At the time of filing the Registration Statement and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules, including (but not limited to) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Rules.
          (m) Except as described in the General Disclosure Package, the Company and each of its subsidiaries owns or possesses legally enforceable rights to use all patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its business, except where the failure to so own or possess could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of, or is aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles.
          (n) The Company and each of its subsidiaries has good and marketable title in fee simple to all real property, and good and marketable title to all other material property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. All material property held under lease by the Company and its subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.
          (o) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there has not been any event which could reasonably be expected to have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which could reasonably be expected to have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus and except as contemplated by the General Disclosure Package, neither the Company nor its subsidiaries has (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) except for regular quarterly dividends on the Class A Common Stock in amounts per share that are consistent with past practice, declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.
          (p) There is no document, contract or other agreement required to be described in the Registration Statement, the Statutory Prospectus, or the Prospectus and the Canadian Prospectus or required to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules or applicable Canadian Securities Laws. Each description of a contract, document or other agreement in the Registration Statement, the Statutory Prospectus, or the Prospectus and the Canadian Prospectus accurately reflects in all respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement, the Statutory Prospectus or the Prospectus and the Canadian Prospectus or listed in the exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company or its subsidiary, as the case may be, in accordance with its terms. Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or its subsidiary, if a subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or its properties or business or a subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
          (q) Neither the Company nor any subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance upon, any property or assets of the Company or any subsidiary pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject (collectively, the “Agreements and Instruments”) or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (ii) and (iii) above) for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.
          (r) The Company and each of the Guarantors has the requisite corporate, partnership, limited liability company or other power and authority to execute, deliver and perform its obligations under this Agreement including, without limitation, all requisite corporate, partnership, limited liability company or other power and authority to issue, sell and deliver the Securities, in the case of the Company, and to issue and deliver the Guarantees, in the case of the Guarantors. This Agreement has been duly and validly authorized, executed and delivered by each of the Company and the Guarantors.
          (s) (A) The Base Indenture was duly authorized, executed and delivered by the Company and each of the Guarantors, is duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and constitutes a valid and legally binding agreement of the Company and each of the Guarantors, enforceable against the Company and against each of the Guarantors in accordance with their terms except that the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles. (B) The Company and each of the Guarantors has the requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Second Supplemental Indenture. The Second Supplemental Indenture has been duly and validly authorized by the Company and by each of the Guarantors and meets the requirements for qualification under the Trust Indenture Act, and when executed and delivered by the Company and each of the Guarantors (assuming the due authorization, execution and delivery by the Trustee), the Second Supplemental Indenture and the Indenture will constitute a valid and legally binding agreement of the Company and each of the Guarantors, enforceable against the Company and against each of the Guarantors in accordance with their terms except that the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
          (t) The Company and each of the Guarantors has the requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Notes and related Guarantees. The Notes and related Guarantees have been duly and validly authorized, as applicable, by the Company and each of the Guarantors for issuance and, when executed by the Company and each of the Guarantors and authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered to and paid for by the Underwriters in accordance with the terms hereof, will be duly executed, issued and delivered by the Company and each of the Guarantors and will constitute valid and legally binding obligations of the Company and each of the Guarantors, entitled to the benefits of the Indenture and enforceable against the Company and each of the Guarantors in accordance with their terms except that the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
          (u) Neither the execution, delivery and performance of this Agreement, the Second Supplemental Indenture, the Notes and related Guarantees by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company and each of the Guarantors of the Securities) (i) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of any of the Agreements or Instruments; (ii) will violate any provision of the charter or by-laws of the Company or any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect; (iii) will violate any federal, state or municipal law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, including, without limitation, pursuant to the Federal Communications Act of 1934, as amended (including the Telecommunications Act of 1996), the rules and regulations adopted by the U.S. Federal Communications Commission and applicable laws governing the telecommunications industry in the State of Alabama and the State of Missouri including, without limitation, the rules and regulations adopted by the Alabama Public Service Commission and the Missouri Public Service Commission; or (iv) will violate any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any subsidiary or their respective assets or properties, except, in the case of clauses (i), (iii) and (iv), where such violations, conflicts, breaches or defaults could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
          (v) The Company has authorized and outstanding capital stock as set forth under the caption “Capitalization” in the General Disclosure Package and the Prospectus. The certificates evidencing the Class A Common Stock and the IDSs are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding shares of Class A Common Stock and IDSs have been duly and validly issued and are fully paid and nonassessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Class A Common Stock, Class B Common Stock or IDSs of the Company or any of its subsidiaries or any such rights pursuant to its Certificate of Incorporation or by-laws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound. The IDSs and the Class A Common Stock, when issued and sold pursuant to the terms hereof, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Other than the Investor Rights Agreement, dated as of December 21, 2004, among the Company and the holders listed therein of the Company’s Class B Common Stock, par value $0.01 per share of the Company, and except as disclosed in the Registration Statement, the General Disclosure Package and the Canadian Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock, The IDSs, the Class A Common Stock, the Notes and the related Guarantees conform in all material respects to all statements in relation thereto contained in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus.
          (w) No holder of any security of the Company or any security or other interest that is convertible or exchangeable for such security has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or the Canadian Prospectus or to demand registration of any security owned by such holder or to demand registration of or filing of a prospectus in Canada in connection with any security owned by such holder for a period of 180 days after the date of this Agreement. Each director and executive officer of the Company has delivered to the Representatives his enforceable written lock-up agreement in the form attached to this Agreement as Exhibit A hereto (“Lock-Up Agreement”).
          (x) Except as disclosed in the General Disclosure Package, there is no legal or governmental proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries could individually or in the aggregate reasonably be expected to have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the application of the proceeds therefrom or the other transactions described in the Registration Statement, the General Disclosure Package, the Prospectus and the Canadian Prospectus; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
          (y) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Securities by the Company.
          (z) Except as could not reasonably be expected to have a Material Adverse Effect, no strike slowdown, work stoppage or labor dispute by the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is threatened and the Company has no reason to believe that its executive officers will not remain in the employment of the Company. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which could reasonably be expected to have a Material Adverse Effect.
          (aa) No transaction has occurred (or is expected to occur) between or among the Company and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder that is required to be described in and is not described in the Registration Statement, the General Disclosure Package, the Prospectus or the Canadian Prospectus.
          (bb) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Class A Common Stock, the Notes and related Guarantees or the IDSs or any security of the Company to facilitate the sale or resale of any of the Securities.

          (cc) The Company and each of its subsidiaries has filed all Federal, state, provincial, local and foreign tax returns which are required to be filed through the date hereof, except where the failure to so file could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of its subsidiaries.
          (dd) The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act , the listing of the IDSs on the American Stock Exchange or the conditional approval for listing of the IDSs being sold to the Underwriters pursuant hereto and our Class A Common Stock forming part of such IDSs on the Toronto Stock Exchange, nor has the Company received any notification that the Commission, the American Stock Exchange or the Toronto Stock Exchange is contemplating terminating such registration or quotation.
          (ee) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (ff) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act); and the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Commission.
          (gg) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the General Disclosure Package, the Prospectus and the Canadian Prospectus, including, without limitation policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism, except where the failure to do so could not, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company’s or its subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect, except where the failure to be in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.
          (hh) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the “NASD”) or may be necessary to qualify the Securities for public offering by the Underwriters under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.
          (ii) There are no affiliations with the NASD among the Company’s officers, directors or, to the knowledge of the Company, any five percent or greater stockholder of the Company, except as set forth in the General Disclosure Package.
          (jj) (i) Each of the Company and each of its subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Law”) which are applicable to its business; (ii) neither the Company nor its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and each of its subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the Company’s knowledge, no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (the “CER, CLA 1980”) or otherwise designated as a contaminated site under applicable state or local law. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the CER, CLA 1980.
          (kk) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (ll) The Company is not and, after giving effect to the offering and sale of the Securities and the application of proceeds thereof as described in the Statutory Prospectus and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).
          (mm) Except as described in the General Disclosure Package, the Company has not sold or issued any shares of Class A Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.
          (nn) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in Section 12 of ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.
          (oo) None of the Company, its directors or its officers has distributed nor will distribute prior to the later of (i) the Firm Securities Closing Date, or the Option Securities Closing Date, and (ii) completion of the distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Canadian Preliminary Prospectus, the Canadian Prospectus, any Canadian Supplementary Material, the Registration Statement and other materials, if any, permitted by the Securities Act or Canadian Securities Laws, as applicable and consistent with Section [3](d) below.
          (pp) Neither the Company, the Guarantors nor any of their respective affiliates have entered into, and neither the Company, the Guarantors nor any of their respective affiliates will enter into, any contractual arrangement with respect to the distribution of the Securities except for this Agreement.
          (qq) Except as described in the Registration Statement and the General Disclosure Package, there are no contracts, agreements or understandings between the Company or any subsidiary and any other person or entity other than the Underwriters pursuant to this Agreement that would give rise to a valid claim against the Company, any such subsidiary or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Securities.
          (rr) The statistical and market and industry-related data and forward-looking statements (as such forward-looking statements are described in the Registration Statement under the caption “Cautionary Statement Regarding Forward-Looking Statements”) included in the Registration Statement, each of the Preliminary Prospectuses, each of the Canadian Preliminary Prospectuses, the Statutory Prospectus, the Prospectus and the Canadian Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.
          (ss) The forward-looking statements contained under the caption “Dividend Policy and Restrictions” in the Prospectus represent the Company’s good faith estimates of its future performance, results and liquidity and are based upon the Company’s assessment and analysis of all material factors it deems relevant and the application of assumptions which it deems reasonable after due and proper consideration of relevant facts.
          (tt) As of the date hereof and as of the Firm Securities Closing Date and any Option Securities Closing Date, each of the Company and the Guarantors is and will be Solvent (as defined herein). Neither the Company nor any of the Guarantors are contemplating the filing of a petition under any bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its respective property, and the Company has no knowledge of any person or entity contemplating the filing of any such petition against the Company or any of the Guarantors. As used herein, “Solvent” shall mean, for any person or entity on a particular date that on such date (A) the fair value of the property of such person or entity is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person or entity, (B) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (C) such person or entity does not intend to, and does not believe that it will, incur debts and liabilities beyond such person’s or such entity’s ability to pay as such debts and liabilities mature, (D) such person or entity is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s or such entity’s property would constitute an unreasonably small capital and (E) such person or entity is able to pay its debts as they become due and payable.
          (uu) Any certificate signed by any officer of the Company or any of the Guarantors and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company or such Guarantor, as the case may be, as to matters covered thereby, to each Underwriter.
          (vv) Each of the Company and the Guarantors acknowledges that the Underwriters and, for the purposes of the opinions to be delivered to the Underwriters pursuant to Section 3 of this Agreement, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.
     3. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Securities are subject to each of the following terms and conditions:
          (a) Notification that the Registration Statement has become effective shall have been received by the Representatives and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement and any material required to be filed by the Company pursuant to Rule 433(d) of the Rules shall have been timely filed with the Commission in accordance with such rule.
          (b) No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus” (as defined in Rule 405 of the Rules), shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representatives. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.
          (c) The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 3(d) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before such Closing Date.
          (d) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company and the Guarantors in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein; (iii) they have carefully examined the Registration Statement, the Prospectus, the General Disclosure Package, and any individual Issuer Free Writing Prospectus and, in their opinion (A) as of the Effective Date the Registration Statement and Prospectus did not include, and as of the Applicable Time, the General Disclosure Package did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement, the General Disclosure Package or the Prospectus; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted, are pending or, to the knowledge of the Company, are contemplated under the Securities Act or by any Canadian Securities Commission.
          (e) The Representatives shall have received: (i) simultaneously with the execution of this Agreement a signed letter from the Auditor addressed to the Representatives and dated the date of this Agreement, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Disclosure Package, and (ii) on each Closing Date, a signed letter from the Auditor addressed to the Representatives and dated the date of such Closing Date(s), in form and substance reasonably satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Prospectus and the Canadian Prospectus.
          (f) The Representatives shall have received on each Closing Date from Dorsey & Whitney LLP, counsel for the Company and certain of the Guarantors, an opinion, addressed to the Representatives and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.
          (g) The Representatives shall have received on each Closing Date from Communications Advisory Counsel, LLC, counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.
          (h) The Representatives shall have received on each Closing Date from Preti Flaherty Beliveau & Pachios LLP counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.
          (i) The Representatives shall have received on each Closing Date from Wilkerson & Bryan, P.C., counsel for the Company and certain of the Guarantors, an opinion, addressed to the Representatives and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.
          (j) The Representatives shall have received on each Closing Date from Lathrop & Gage, L.C., counsel for the Company and certain of the Guarantors, an opinion, addressed to the Representatives and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.
          (k) The Representatives shall have received on each Closing Date from Goodmans LLP, Canadian counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.
          (l) All proceedings taken in connection with the sale of the Firm Securities and the Option Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives, and their counsel and the Representatives shall have received from:
     (i) Skadden, Arps, Slate, Meagher & Flom LLP an opinion reasonably satisfactory to the Representatives, addressed to the Representatives and dated such Closing Date, with respect to the Securities, the Registration Statement, the Statutory Prospectus

and the Prospectus, and such other related matters, as the Representatives may reasonably request, and the Company shall have furnished to Skadden, Arps, Slate, Meagher & Flom LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.
     (ii) Torys LLP an opinion reasonably satisfactory to the Representatives, addressed to the Representatives and dated such Closing Date, with respect to the Canadian Prospectus, and such other related matters, as the Representatives may reasonably request, and the Company shall have furnished to Torys LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.
          (m) The Representatives shall have received on the Firm Securities Closing Date a certificate of Otelco, dated such Closing Date, and executed by the corporate secretary of Otelco certifying the resolutions of Otelco approving the transactions contemplated by this Agreement.
          (n) The Company shall have received on each Closing Date from Dorsey & Whitney LLP, U.S. tax counsel for the Company, an opinion, addressed to the Company and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.
          (o) The Representatives shall have received copies of the Lock-up Agreements executed by each person listed on Schedule IV hereto.
          (p) The Second Supplemental Indenture shall have been duly executed and delivered by the Company, each of the Guarantors and the Trustee, and the Notes (and related Guarantees) shall have been duly executed and delivered by the Company and each of the Guarantors and duly authenticated by the Trustee.
          (q) There shall not have been any announcement by any “nationally recognized statistical rating organization,” as defined for purposes of Rule 436(g) under the Securities Act, that (A) it is downgrading its rating assigned to any debt securities of the Company or any of its subsidiaries, or (B) it is reviewing its rating assigned to any debt securities of the Company or any of its subsidiaries with a view to possible downgrading, or with negative implications.
          (r) The Company shall have furnished or caused to be furnished to the Representatives such further certificates or documents as the Representatives shall have reasonably requested.
     4. Covenants and other Agreements of the Company and the Underwriters.
          (a) The Company covenants and agrees as follows:

     (i) The Company will use its commercially reasonable efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 433(d).
     (ii) The Company shall promptly advise the Representatives in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or any “free writing prospectus”, as defined in Rule 405 of the Rules, or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Registration Statement or any Issuer Free Writing Prospectus unless the Company has furnished the Representatives a copy for their review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its commercially reasonable efforts to prevent the issuance of any such stop order and, if issued, use its commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.
     (iii) If, at any time when a prospectus relating to the Securities (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 4(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.
     (iv) If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement or would include an untrue statement of a material fact or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (v) The Company shall make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12 month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 75 days if such 12 month period coincides with the Company’s fiscal year), an earning statement (which need not be audited) of the Company, covering such 12 month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.
     (vi) The Company shall furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. If applicable, the copies of the Registration Statement, Preliminary Prospectus, any Issuer Free Writing Prospectus and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (vii) The Company shall, as soon as possible following the execution of this Agreement, file the Canadian Prospectus with the Canadian Securities Commissions and will have taken all other steps and proceedings that may be necessary in order to qualify the Securities for distribution in each of the Qualifying Jurisdictions by the Underwriters and other persons who are registered in a category permitting them to distribute the Securities in the Qualifying Jurisdictions under the Canadian Securities Laws and who comply with the Canadian Securities Laws.
     (viii) Until the “distribution” (for purposes of Canadian Securities Laws) of the Securities in the Qualifying Jurisdictions is completed, the Company shall promptly take, or cause to be taken, all additional steps and proceedings that may from time to time be required under the Canadian Securities Laws to continue to qualify the distribution of the Securities in each of the Qualifying Jurisdictions or, in the event that the Securities have, for any reason, ceased so to qualify, to so qualify again the Securities, as applicable, for distribution in each of the Qualifying Jurisdictions.
     (ix) The Company shall advise the Representatives, promptly after receiving notice thereof, of the time when the Canadian Prospectus and any Canadian Supplementary Material has been filed and receipts have been obtained from the applicable Canadian Securities Commission(s) and will provide evidence satisfactory to the Representatives of each filing and the issuance of receipts.
     (x) The Company shall advise the Representatives, promptly after receiving notice or obtaining knowledge, of: (A) the issuance by the applicable Canadian Securities Commission of any order suspending or preventing the use of a Canadian Preliminary Prospectus, the Canadian Prospectus or any Canadian Supplementary Material; (B) the suspension of the qualification of the Securities for offering or sale in any of the Qualifying Jurisdictions; (C) the institution, threatening or contemplation of any proceeding for any of those purposes; or (D) any requests made by any Canadian Securities Commission for amending or supplementing the Canadian Prospectus or for additional information, and will use its commercially reasonable efforts to prevent the issuance of any such order and, if any such order is issued, use its commercially reasonable efforts to obtain the withdrawal of the order promptly. The Company shall not file any amendment or supplement to the Canadian Prospectus unless the Company has furnished the Representatives a copy for its review prior to filing. The Company shall use its commercially reasonable efforts to prevent the issuance of any such stop order and, if issued, use its commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.
     (xi) If, at any time when a Canadian Prospectus relating to the Securities is required to be delivered under the Canadian Securities Laws, any event occurs as a result of which the Canadian Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Canadian Prospectus to comply with the Canadian Securities Laws, the Company promptly shall prepare and file with the securities regulatory authorities in the Qualifying Jurisdictions an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.
     (xii) The Company shall furnish to the Representatives, without charge, a signed copy of the Canadian Prospectus and the Canadian Supplementary Material, if any, and a signed copy of any other document required to be filed by the Company under the Canadian Securities Laws in connection with the distribution of the Securities as contemplated by this Agreement prior to the filing of the Canadian Prospectus, the Canadian Supplementary Material and the other documents, respectively.
     (xiii) The Company shall cause to be delivered to the Underwriters, at those delivery points as the Underwriters reasonably request, as soon as possible and in any event no later than June [ ], 2007, and thereafter from time to time during such time as the distribution of the Securities continues in the Qualifying Jurisdictions, such number of commercial copies of the Canadian Prospectus as the Underwriters may reasonably request. The Company shall similarly cause to be delivered to the Underwriters, at those delivery points as the Underwriters may reasonably request, commercial copies of any Canadian Supplementary Material required to be delivered to purchasers or prospective purchasers of the Securities in the Qualifying Jurisdictions. The Company has previously delivered to the Underwriters copies of each Canadian Preliminary Prospectus, approved, signed and certified as required by the Canadian Securities Laws. Each delivery of a Canadian Preliminary Prospectus, the Canadian Prospectus or any Canadian Supplementary Material shall have constituted or shall constitute, as the case may be, consent by the Company to use by the Underwriters and members of their selling group (if any) of those documents in connection with the distribution of the Securities for sale in all of the Qualifying Jurisdictions, subject to the Canadian Securities Laws.
     (xiv) The Company shall cooperate with the Representatives and their counsel in endeavoring to qualify the Securities for offer and sale in connection with the offering under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.
     (xv) The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.
     (xvi) Without the prior written consent of CIBC World Markets Corp., for a period of 60 days after the date of this Agreement, the Company and each of its individual directors and executive officers shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Securities pursuant to the Registration Statement and the Canadian Prospectus (including any Canadian Supplementary Material). The initial Lock-up Period will commence on the date of this Agreement and will continue for 60 days after the Firm Securities Closing Date or such earlier date as CIBC World Markets Corp. consents to in writing; provided, however, if (x) during the last 17 days of the 60 day period described in this Section 4(a)(xvi) the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of such 60 day period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the 60 day period; the restrictions imposed during this Section 4(a)(xvi) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.
     (xvii) From the date of this Agreement to the Firm Securities Closing Date, except as otherwise contemplated by this Agreement, the Company shall not, and shall cause its subsidiaries not to, enter into any material transaction not in the ordinary course of business that could result in a material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole. The Company shall, and shall cause its subsidiaries to, preserve intact the business organization of the Company and its subsidiaries and to preserve their current goodwill and relationships with customers, suppliers and other persons with whom they have significant business relations and to maintain the cash management practices of the Company and its subsidiaries in accordance with past practices.
     (xviii) Prior to the Firm Securities Closing Date, the Company will not issue a press release (other than the second quarter press release relating to the payment of dividends on the Company’s Class A Common Stock) or other communications directly or indirectly and will not hold a press conference with respect to the Company or any of its subsidiaries, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Securities without the prior written consent of the Representatives unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.
     (xix) On or before completion of this offering, the Company shall make all filing required under applicable securities laws by the American Stock Exchange (including any required registration under the Exchange Act and the rules and regulations promulgated thereunder).
     (xx) On or before completion of this offering, the Company shall make all filings required (i) under the Canadian Securities Laws in connection with the distribution of the Securities as contemplated by this Agreement and (ii) by the Toronto Stock Exchange in connection with the listing of those IDSs being sold to the Underwriters pursuant hereto.

     (xxi) The Company will apply the net proceeds from the offering of the Securities in the manner set forth under “Use of Proceeds” in the Prospectus.
     (xxii) The Company will use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through DTC.
     (xxiii) The Company will use its commercially reasonable efforts to do and perform all things required to be done and performed by it under this Agreement, the Indenture, the Notes and any other related agreements prior to or after each Closing Date and to satisfy all conditions precedent on its part to the obligations of the Underwriters to purchase and accept delivery of the Securities.
          (b) The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Securities and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, reproduction filing and distribution of the Registration Statement including all exhibits thereto, each Preliminary Prospectus, each Canadian Preliminary Prospectus, the Prospectus, the Canadian Prospectus, any Issuer Free Writing Prospectus, all amendments and supplements thereto and any document incorporated by reference therein, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Securities to the Underwriters; (iii) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 4(a)(vii) and 4(a)(xiv), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification (not to exceed $5,000) and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each Preliminary Prospectus, each Canadian Preliminary Prospectus, the Prospectus, the Canadian Prospectus and all amendments or supplements thereto, any Issuer Free Writing Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Securities by the Underwriters or by dealers to whom Securities may be sold; (v) inclusion of the IDSs being sold to the Underwriters pursuant hereto for listing on the American Stock Exchange and the Toronto Stock Exchange and the Class A Common Stock forming part of the IDSs on the Toronto Stock Exchange; and (vi) all transfer taxes, if any, with respect to the sale and delivery of the Securities by the Company to the Underwriters. Subject to the provisions of Section 7, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters and “road show” expenses incurred by the Underwriters.

          (c) The Company acknowledges and agrees that each of the Underwriters has acted and is acting solely in the capacity of a principal in an arm’s length transaction between the Company, on the one hand, and the Underwriters, on the other hand, with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor, agent or fiduciary to the Company or any other person. Additionally, the Company acknowledges and agrees that the Underwriters have not and will not advise the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or any other person with respect thereto, whether arising prior to or after the date hereof. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions have been and will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary duty to the Company or any other person in connection with any such transaction or the process leading thereto.
          (d) The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions set forth in Rule 433 of the Rules to avoid a requirement to file with the Commission any Road Show.
     5. Indemnification.
          (a) The Company and each of the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under any Canadian Securities Laws, the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Canadian Preliminary Prospectus, the Registration Statement, the Statutory Prospectus, the Prospectus, the Canadian Prospectus, any Issuer Free Writing Prospectus or any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules, any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Securities under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”) or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Securities to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Canadian Preliminary Prospectus, the Registration Statement, the Prospectus, the Canadian Prospectus, the Statutory Prospectus, any Issuer Free Writing Prospectus or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with the Underwriter Information.
          (b) Each Underwriter agrees to indemnify and hold harmless the Company, each of the Guarantors and each person, if any, who controls the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, the Canadian Prospectus or any Canadian Supplemental Material, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, Canadian Preliminary Prospectus, the Registration Statement, the Prospectus, the Canadian Prospectus or any Canadian Supplemental Material, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, Canadian Preliminary Prospectus, the Registration Statement, the Statutory Prospectus, the Prospectus, the Canadian Prospectus or any Canadian Supplemental Material or any such amendment or supplement in reliance upon and in conformity with the Underwriter Information; provided, however, that the obligation of each Underwriter to indemnify the Company or any of the Guarantors (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from such Underwriter.
          (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 5(a) or 5(b) shall be available to any party who shall fail to give notice as provided in this Section 5(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties; provided, however, that in such event the indemnifying parties shall not be liable for fees and expenses of more than one separate counsel (other than local counsel). An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.
          6. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 5(a) or 5(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 6, (i) no Underwriter (except as may be provided in the Agreement Among Underwriters) shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, the Canadian Prospectus or any Canadian Supplemental Material, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 6. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective underwriting commitments and not joint.
     7. Termination.
          (a) This Agreement may be terminated with respect to the Securities to be purchased on a Closing Date by the Representatives by notifying the Company at any time at or before a Closing Date in the absolute discretion of the Representatives if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representatives, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States or Canada is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities; (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States or Canada is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities; (iii) trading in the Securities or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the Nasdaq National Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; or (iv) a banking moratorium has been declared by any state or Federal authority; or (v) in the judgment of the Representatives, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, financial condition or in the results of operations or business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business.
          (b) If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that (y) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Securities or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Securities agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, or to the other Underwriters for damages occasioned by its failure or refusal.
     8. Substitution of Underwriters. If any Underwriter shall default in its obligation to purchase on any Closing Date the Securities agreed to be purchased hereunder on such Closing Date, the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such IDSs on the terms contained herein. If, however, the Representatives shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such IDSs on such terms. If, after giving effect to any arrangements for the purchase of the IDSs of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate number of Firm Securities which remains unpurchased on such Closing Date does not exceed 10 percent of the aggregate number of Firm Securities that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Firm Securities which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Firm Securities which such Underwriter agreed to purchase hereunder) of the Firm Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default. In any such case, either the Representatives or the Company shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the

Prospectus and/or the Canadian Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.
     If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate number of Firm Securities which remains unpurchased exceeds 10% of the aggregate number of all the Firm Securities to be purchased at such date, then this Agreement, or, with respect to a Closing Date which occurs after the Firm Securities Closing Date, the obligations of the Underwriters to purchase and of the Company, as the case may be, to sell the Option Securities to be purchased and sold on such date, shall terminate, without liability on the part of any non-defaulting Underwriter to the Company, and without liability on the part of the Company, except as provided in Sections 4(b), 5, 6 and 7. The provisions of this Section 8 shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 8 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.
     9. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantors and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or any of their respective officers, directors or controlling persons referred to in Sections 5 and 6 hereof, and shall survive delivery of and payment for the Securities. In addition, the provisions of Sections 4(b), 5, 6 and 7 shall survive the termination or cancellation of this Agreement.
     This Agreement has been and is made for the benefit of the Underwriters, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of Securities from any Underwriter merely because of such purchase.
     All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representatives, c/o CIBC World Markets Corp., 300 Madison Avenue, New York, New York 10016 Attention: Equity Capital Markets, with a copy to CIBC World Markets Corp., 425 Lexington Avenue, New York, New York 10016 Attention: General Counsel, and UBS Securities LLC, 299 Park Avenue, New York, New York 10171, Attention Syndicate Desk, Fax (212) 821-4998 with a copy to Skadden, Arps, Slate, Meagher & Flom LLP and (b) if to the Company, to its agent for service as such agent’s address appears on the cover page of the Registration Statement with a copy to Dorsey & Whitney LLP, 250 Park Avenue, New York, NY 10177, Attention: Steven Khadavi.
     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     The Company agrees that any suit, action or proceeding under applicable Canadian Securities Laws arising out of, relating to, or in connection with any Canadian Preliminary Prospectus, the Canadian Prospectus, any Canadian Supplementary Material and/or the sale in Canada by the Company of the Securities, against them or any of their assets may be brought in any court in the Province of Ontario or elsewhere in Canada having jurisdiction over the subject matter of any such suit, action or proceeding, and the Company hereby irrevocably and unconditionally attorns and submits to the jurisdiction of such courts. The Company irrevocably waives and agrees not to raise any jurisdictional objection they might now or hereafter have to the bringing of any such suit, action or proceeding in any such court including, without limitation, any objection that the place where such court is located is an inconvenient forum or that there is any other suit, action or proceeding in any other place relating in whole or in part to the same subject matter. The Company agrees that any judgment or order in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon them and consent to any such judgment or order being recognized and enforced in the courts of its jurisdiction of incorporation or any other courts, by registration or homologation of such judgment or order, by a suit, action or proceeding upon such judgment or order, or any other means available for enforcement of judgments or orders, at the option of the party seeking enforcement, provided that service of any required process is effected upon them in the manner permitted by applicable law. Nothing in this paragraph shall restrict the bringing of any such suit, action or proceeding in the courts of any other jurisdiction.
     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours, OTELCO INC.
By
Title:

BRINDLEE HOLDINGS LLC (As Guarantor)
By
Title:

BRINDLEE MOUNTAIN TELEPHONE COMPANY (As Guarantor)
By
Title:

BLOUNTSVILLE TELEPHONE COMPANY, INC. (As Guarantor)
By
Title:

HOPPER HOLDING COMPANY, INC. (As Guarantor)
By
Title:

HOPPER TELECOMMUNICATIONS COMPANY, INC. (As Guarantor)
By
Title:

IMAGINATION, INC. (As Guarantor)
By
Title:

MID-MAINE COMMUNICATIONS, INC. (As Guarantor)
By
Title:

MID-MAINE TELPLUS (As Guarantor)
By
Title:

MID-MISSOURI HOLDING CORP. (As Guarantor)
By
Title:

OTELCO TELECOMMUNICATIONS LLC (As Guarantor)
By
Title:

OTELCO TELEPHONE LLC (As Guarantor)
By
Title:

PAGE & KISER COMMUNICATIONS, INC. (As Guarantor)
By
Title:

Confirmed:

CIBC WORLD MARKETS CORP.

Acting severally on behalf of itself
and as co-representative of the
Underwriters named in Schedule I annexed
hereto.

By CIBC WORLD MARKETS CORP.

By

Title:

UBS SECURITIES LLC

Acting severally on behalf of itself
and as co-representative of the Underwriters
named in Schedule I annexed hereto.

By: UBS SECURITIES LLC

By:

Name:
Title:

Exhibit A
FORM OF LOCKUP AGREEMENT
_________, 2007
CIBC World Markets Corp.
  as Representative of the Several Underwriters
c/o CIBC World Markets Corp.
300 Madison Avenue
New York, New York 10017

Re:	Public Offering of Income Deposit Securities of Otelco Inc.
Ladies and Gentlemen:
     The undersigned understands that Otelco Inc., a Delaware corporation (the “Company”), has filed a Registration Statement on Form S-3 (No. 333-142586) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) for the registration of 3,000,000 Income Deposit Securities (the “IDSs”) (including 450,000 IDSs subject to an over-allotment option on the part of the Underwriters (as defined below)) (the “Offering”). Each IDS represents one share of Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”) and $7.04 in principal amount of 13.0% senior subordinated notes due 2019 of the Company (the “Notes”). The undersigned further understands that you, as representative, propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several underwriters named in Schedule I to such Underwriting Agreement (collectively, the “Underwriters”), with the Company and the guarantors named therein in connection with the Offering.
     In consideration of the agreement by the Underwriters to offer and sell the IDSs and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees, for the benefit of the Company, you and the other Underwriters, that should the Offering be effected the undersigned will not, without your prior written consent, directly or indirectly, (i) make any offer, sale, assignment, transfer, encumbrance, contract to sell, grant of an option to purchase or other disposition of any shares of Class A Common Stock, Notes or IDSs, or any options or warrants to purchase any shares of Class A Common Stock, Notes or IDSs, or any securities convertible into, exchangeable for or that represent the right to receive shares of Class A Common Stock, Notes or IDSs, beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Class A Common Stock, Notes or IDS, whether any such swap or transaction is to be settled by delivery of IDSs or other securities, in cash or otherwise, during the period specified in the following paragraph (the “Lock-Up Period”), other than any shares of Class A Common Stock, Notes or IDSs (A) to be sold in the Offering, (B) transferred to any entity or person listed on Schedule I to the

Underwriting Agreement, (C) transferred as a gift or gifts to his or her immediate family or to a trust the beneficiary of which is exclusively the undersigned and/or a member or members of his or her immediate family (provided that any donee thereof agrees in writing to be bound by the terms hereof), (D) transferred to affiliates, provided that the affiliate agrees in writing to be bound by the terms hereof or (E) distributed to the undersigned’s shareholders, partners or members, provided that such shareholders, partners or members agree in writing to be bound by the terms hereof. For the purposes of this paragraph, “immediate family” shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.
     The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 60 days after the Firm Securities Closing Date, to which you are or expect to become parties; provided, however, that if (x) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will issue an earnings release during the 16-day period beginning on the last day of the 60 day period; the restrictions imposed in this Lock-Up Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable; provided however, that this sentence shall not apply if (i) the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act or and (ii) CIBC World Markets Corp. waives, in writing, such extension.
     The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by CIBC World Markets Corp. to the Company (in accordance with Section 9 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.
     The undersigned, whether or not participating in the Offering, confirms that he, she or it understands that the Underwriters and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering. This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of any shares of Class A Common Stock, Notes or IDSs or securities convertible into or exchangeable or exercisable for Class A Common Stock, Notes or IDSs held by the undersigned except in compliance with this agreement.
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Very truly yours,

Dated:	, 2007

Signature

Printed Name and Title (if applicable)

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